UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 21, 2007

DAVIDSON DIVERSIFIED REAL ESTATE I, L.P.

(Exact name of Registrant as specified in its charter)

            Delaware

        0-13530

       62-1181565

(State or other jurisdiction

(Commission

     (I.R.S. Employer

   of incorporation or

File Number)

  Identification Number)

           organization)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

Please see the description under Item 2.03 below.

Item 2.03

Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On September 21, 2007, Davidson Diversified Real Estate I, L.P. (the “Registrant”), a Delaware limited partnership, refinanced the mortgage encumbering its sole investment property, Versailles on the Lake Apartments, located in Fort Wayne, Indiana. The refinancing replaced the existing mortgage, which at the time of refinancing had a principal balance of approximately $2,138,000, with a new mortgage loan in the principal amount of $2,405,000. The new loan was refinanced under a secured real estate credit facility (“Secured Credit Facility”) with AEGON USA Realty Advisors, Inc., as agent for Transamerica Occidental Life Insurance Company, which has a maturity of October 1, 2010, with two one year extension options. The new mortgage requires monthly payments of interest only beginning on November 1, 2007, through the October 1, 2010 maturity date, at which date the entire principal balance of $2,405,000 is due.  The new loan has a variable interest rate of the one-month LIBOR rate plus 0.78%, which rate is currently 6.28% per annum, and resets monthly.  The variable interest rate may increase to the one-month LIBOR rate plus 0.98% if the debt service coverage ratio of the investment property decreases below a prescribed threshold. The Secured Credit Facility provides mortgage loans on properties owned by other partnerships that are affiliated with the managing general partner of the Registrant. The Secured Credit Facility creates separate loans for each property that are not cross-collateralized or cross-defaulted with the other property loans. Monthly interest payments are required based on the interest rate in effect during the first month that any property is in the Secured Credit Facility. The loans are prepayable without penalty.  As a condition of the Secured Credit Facility, the lender required AIMCO Properties, L.P., an affiliate of the Registrant, to guarantee the obligations and liabilities of the Registrant with respect to the new mortgage financing.

In accordance with the terms of the loan agreement relating to the new mortgage, the payment of the mortgage may be accelerated at the option of the lender if an Event of Default, as defined in the loan agreement occurs. Events of Default include, but are not limited to nonpayment of monthly interest and reserve requirements and nonpayment of amounts outstanding on or before the maturity date.

The foregoing description is qualified in its entirety by reference to the Mortgage, Security Agreement and Fixture Filing, Secured Promissory Note and Carveout Guarantee and Indemnity Agreement, copies of which are filed as exhibits 10X, 10Y and 10Z.

In accordance with the Registrant’s partnership agreement, the Registrant’s managing general partner is evaluating the cash requirements of the Registrant to determine what portion of the net proceeds, if any, from the above transaction will be distributed to the Registrant’s partners.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits

  The following exhibits are filed with this report:

10X

Mortgage, Security Agreement and Fixture Filing between Davidson Diversified Real Estate I, L.P., a Delaware limited partnership, and Transamerica Occidental Life Insurance Company, an Iowa corporation, dated September 21, 2007.

10Y

Secured Promissory Note between Davidson Diversified Real Estate I, L.P., a Delaware limited partnership, and Transamerica Occidental Life Insurance Company, an Iowa corporation, dated September 21, 2007.

10Z

Carveout Guarantee and Indemnity Agreement between AIMCO Properties, L.P., a Delaware limited partnership, and Transamerica Occidental Life Insurance Company, an Iowa corporation, dated September 21, 2007.

*

Schedules and supplemental materials to the exhibits have been omitted but will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVIDSON DIVERSIFIED REAL ESTATE I, L.P.

By:

Davidson Diversified Properties, Inc.

Managing General Partner

By:

/s/Stephen B. Waters

Stephen B. Waters

Vice President

Date:

September 27, 2007